UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2006

KRONOS INCORPORATED

(Exact name of registrant as specified in its charter)

0-20109

(Commission file number)

Massachusetts	04-2640942
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification Number)

297 Billerica Road

Chelmsford, MA 01824

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 250-9800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 1, 2006, Kronos Incorporated announced that Mark Julien, Vice President of Finance, has been appointed as Chief Financial Officer of Kronos effective May 1, 2006. In his capacity as Chief Financial Officer, Mr. Julien will serve as Kronos’ principal financial and accounting officer. Paul A. Lacy will continue in his role as President of Kronos and will serve as Kronos’ principal executive officer. A copy of the press release regarding Mr. Julien’s promotion is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Julien joined Kronos in 1995. He was promoted to Vice President, Corporate Controller in 2000 and then to Vice President of Finance in 2003. Prior to joining Kronos, Mr. Julien worked at Ernst and Young LLP for eight years in the Audit Practice division. He holds a bachelor’s degree in accounting from the University of Notre Dame, and is a Certified Public Accountant. Mr. Julien is 42 years old.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued by Kronos Incorporated on May 1, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS INCORPORATED

Date: May 4, 2006	By:__/s/ Paul A. Lacy_______

Paul A. Lacy

President

(Duly Authorized Officer and Principal
Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Kronos Incorporated on May 1, 2006